ARTICLES OF MERGER
                                       OF
                             PEABODYS COFFEE, INC.,
                            A CALIFORNIA CORPORATION
                                       AND
                             PEABODYS COFFEE, INC.,
                              A NEVADA CORPORATION

To the Secretary of State
State of Nevada

     Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger.

     1. Annexed hereto and made a part hereof is the Plan of Merger (the "Plan of Merger") for merging Peabodys Coffee, Inc., a business corporation organized and existing under the laws of the State of California ("Peabodys CA"), with and into Peabodys Coffee, Inc., a business corporation organized and existing under the laws of the State of Nevada ("Peabodys NV"). The said Plan of Merger has been adopted by the Board of Directors of Peabodys CA and by the Board of Directors of Peabodys NV.

     2. A copy of the Plan of Merger can be obtained upon request at the office of Peabodys NV located at 3845 Atherton Road, Suite 9, Rocklin, California 95765.

     3. The merger of Peabodys CA with and into Peabodys NV is permitted by the laws of the jurisdiction of organization of Peabodys NV and has been authorized in compliance with said laws, by which Peabodys NV is governed.

     4. The said Plan of Merger was approved by the consent of the Board of Directors and a majority of the outstanding stockholders of Peabodys NV pursuant to the provisions of the laws of its jurisdiction of organization.

     5. No amendments to the Articles of Incorporation of Peabodys NV are effected by the merger herein provided for.

     6. The merger herein provided for shall become effective in the State of Nevada on June 30, 1999.

Dated:   June 30, 1999                  Peabodys Coffee, Inc.,
                                        a California corporation

                                        --------------------------------
                                        By:  Todd Tkachuk
                                        Its: President and Secretary

State of California     )
                        ) ss.:
County of ____________  )

     On _________________, 19__, personally appeared before me, a Notary Public in and for the State and County aforesaid, Todd Tkachuk, President and Secretary of Peabodys Coffee, Inc., a California corporation, personally known to me to be the person whose name is subscribed to the above Articles of Merger in the said capacity, who acknowledged that he executed the said instrument.
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

     6. The merger herein provided for shall become effective in the State of Nevada on June 30, 1999.

Dated:   June 30, 1999                  Peabodys Coffee, Inc.,
                                        a Nevada corporation

                                        --------------------------------
                                        By:       Todd Tkachuk
                                        Its:      President and Secretary

State of California     )
                        ) ss.:
County of ____________  )

     On _________________, 19__, personally appeared before me, a Notary Public in and for the State and County aforesaid, Todd Tkachuk, President and Secretary of Peabodys Coffee, Inc., a Nevada corporation, personally known to me to be the person whose name is subscribed to the above Articles of Merger in the said capacity, who acknowledged that he executed the said instrument.
                                        ----------------------------------------

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